UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 29, 2003

SPINNAKER EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16009 (Commission File Number)	76-0560101 (I.R.S. Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Item 9.    Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

Contact:

Robert M. Snell, Vice President,

Chief Financial Officer and Secretary

(713) 759-1770

Spinnaker Exploration Company Reports 174% Increase in First Quarter Earnings and Production of 13.7 Bcfe

HOUSTON, April 29 /PRNewswire/ — Spinnaker Exploration Company (NYSE: SKE) today reported first quarter 2003 earnings of $15.3 million, or $0.45 per diluted share, after a cumulative effect of change in accounting principle; and $18.8 million, or $0.56 per diluted share, before the cumulative effect of change in accounting principle. Effective January 1, 2003, Spinnaker adopted Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” which resulted in a cumulative, one-time charge to earnings of $3.5 million, or $0.11 per diluted share. First quarter 2003 net income of $15.3 million increased 174% over first quarter 2002 net income of $5.6 million, or $0.20 per diluted share.

First quarter 2003 production increased 40% to 13.7 billion cubic feet of natural gas equivalent (“Bcfe”) compared to first quarter 2002 production of 9.8 Bcfe and decreased 16% compared to fourth quarter 2002 production of 16.3 Bcfe.

First quarter 2003 revenues increased 120% to $71.7 million compared to first quarter 2002 revenues of $32.6 million. The increase in revenues was due to both higher natural gas and oil prices and production in the first quarter of 2003 compared to the first quarter of 2002.

Average natural gas prices increased approximately 54% and average oil prices increased approximately 84% in the first quarter of 2003 compared to the first quarter of 2002. Excluding the effects of hedging activities, first quarter 2003 prices averaged $6.69 per thousand cubic feet of natural gas (“Mcf”) and $34.28 per barrel of oil (“Bbl”) compared to first quarter 2002 average prices of $2.46 per Mcf and $18.60 per Bbl. First quarter 2003 natural gas prices were negatively impacted by $1.53 per Mcf related to hedging activities. Including the effects of hedging activities, first quarter 2003 realized prices averaged $5.16 per Mcf and $34.28 per Bbl compared to first quarter 2002 average realized prices of $3.35 per Mcf and $18.60 per Bbl.

First quarter 2003 per unit lease operating expenses were $0.40 per Mcfe compared to $0.35 per Mcfe in the first quarter of 2002. The depreciation, depletion and amortization rate was $2.40 per Mcfe in the first quarter of 2003 compared to $2.37 per Mcfe in the fourth quarter of 2002 and $1.78 per Mcfe in the first quarter of 2002.

Net cash provided by operating activities before changes in operating assets and liabilities is presented because of its acceptance as an indicator of the ability of an oil and gas exploration and production company to internally fund exploration and development activities. This measure should not be considered as an alternative to net cash provided by operating activities as defined by generally accepted accounting principles. A reconciliation of net cash provided by operating activities before changes in operating assets and liabilities to net cash provided by operating activities is shown below:

	First Quarter 2003	First Quarter 2002
Net cash provided by operating activities	$49,522	$31,997
Change in operating assets and liabilities	13,486	(5,135)

Net cash provided by operating activities before changes in operating assets and liabilities	$63,008	$26,862

First quarter 2003 additions to property of $77.7 million included $22.2 million related to asset retirement costs. Capital expenditures were $60.3 million in the first quarter of 2003.

Income tax and cash tax rates in the first quarter of 2003 were 36% and 0%, respectively.

SFAS No. 143 requires entities to record a liability for asset retirement obligations at fair value in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. As of January 1, 2003, the Company recorded an increase to property of $21.4 million and an asset retirement obligation of $26.0 million. The cumulative effect of change in accounting principle was $3.5 million, net of taxes of $2.0 million.

To learn more about Spinnaker, the Company’s web site may be accessed at www.spinnakerexploration.com.

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of natural gas and oil in the U.S. Gulf of Mexico.

Certain statements in this press release are forward-looking and are based upon Spinnaker’s current belief as to the outcome and timing of future events that are subject to numerous uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for natural gas and oil, operating risks and other risk factors as described in Spinnaker’s Annual Report on Form 10-K for the year ended December 31, 2002 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Spinnaker’s actual results and plans could differ materially from those expressed in the forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and Spinnaker undertakes no obligation to update such forward-looking statements.

SPINNAKER EXPLORATION COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
REVENUES	$71,671	$32,600
EXPENSES:
Lease operating expenses	5,493	3,409
Depreciation, depletion and amortization – natural gas and oil properties	32,835	17,377
Depreciation and amortization – other	311	173
Accretion expense	495	—
General and administrative	3,039	2,678

Total expenses	42,173	23,637

INCOME FROM OPERATIONS	29,498	8,963
OTHER INCOME (EXPENSE):
Interest income	65	44
Interest expense, net	(149)	(294)

Total other income (expense)	(84)	(250)

INCOME BEFORE INCOME TAXES	29,414	8,713
Income tax provision	10,589	3,137

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	18,825	5,576
Cumulative effect of change in accounting principle	(3,527)	—

NET INCOME	$15,298	$5,576

BASIC INCOME PER COMMON SHARE:
Income before cumulative effect of change in accounting principle	$0.57	$0.20
Cumulative effect of change in accounting principle	(0.11)	—

NET INCOME PER COMMON SHARE	$0.46	$0.20

DILUTED INCOME PER COMMON SHARE:
Income before cumulative effect of change in accounting principle	$0.56	$0.20
Cumulative effect of change in accounting principle	(0.11)	—

NET INCOME PER COMMON SHARE	$0.45	$0.20

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	33,191	27,338

Diluted	33,684	28,467

SPINNAKER EXPLORATION COMPANY

SUMMARY STATISTICS

(In thousands, except per share/unit amounts)

(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31, 2002
	2003	2002
Production:
Natural gas (MMcf)	11,585	9,345	14,049
Oil and condensate (MBbls)	352	73	368

Total (MMcfe)	13,699	9,785	16,259

Average Daily Production:
Natural gas (MMcf)	129	104	153
Oil and condensate (MBbls)	4.0	0.8	4.0
Total (MMcfe)	152	109	177

Average Sales Price Per Unit:
Natural gas revenues from production (per Mcf)	$6.69	$2.46	$4.23
Effects of hedging activities (per Mcf)	(1.53)	0.89	(0.21)

Average price (per Mcf)	$5.16	$3.35	$4.02
Oil and condensate revenues from production (per Bbl)	$34.28	$18.60	$28.56
Effects of hedging activities (per Bbl)	—	—	—

Average price (per Bbl)	$34.28	$18.60	$28.56
Total revenues from production (per Mcfe)	$6.54	$2.49	$4.30
Effects of hedging activities (per Mcfe)	(1.30)	0.85	(0.18)

Total average price (per Mcfe)	$5.24	$3.34	$4.12

Revenues:
Natural gas	$77,488	$23,020	$59,460
Oil and condensate	12,075	1,367	10,521
Net hedging income (loss)	(17,743)	8,258	(3,046)
Other	(149)	(45)	69

Total	$77,671	$32,600	$67,004

Expenses:
Lease operating expenses	$5,493	$3,409	$5,832
Lease operating expenses per Mcfe	0.40	0.35	0.36
Depreciation, depletion and amortization—natural gas and oil properties	$32,835	$17,377	$38,461
Depreciation, depletion and amortization—natural gas and oil properties per Mcfe	2.40	1.78	2.37

SPINNAKER EXPLORATION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,158	$32,543
Accounts receivable	46,002	37,572
Other	13,272	11,438

Total current assets	82,432	81,553

Property and equipment	1,112,194	1,035,627
Less—Accumulated depreciation, depletion and amortization	(309,371)	(274,773)

Total property and equipment	802,823	760,854

Other	234	308

Total assets	$885,489	$842,715

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,491	$29,453
Accrued liabilities	42,621	38,542
Hedging liabilities	23,548	19,917
Asset retirement obligation	3,728	—

Total current liabilities	85,388	87,912

Deferred income taxes	70,235	61,826
Asset retirement obligation	23,547	—
Equity	706,319	692,977

Total liabilities and equity	$885,489	$842,715

SPINNAKER EXPLORATION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net income	$15,298	$5,576
Effects of non-cash operating activities	47,710	21,286
Changes in operating assets and liabilities	(13,486)	5,135

Net cash provided by operating activities	49,522	31,997

Cash flows from investing activities:
Additions to oil and gas properties	(59,872)	(76,123)
Proceeds from sale of oil and gas property and equipment	1,148	—
Purchases of other property and equipment	(401)	(594)

Net cash used in investing activities	(59,125)	(76,717)

Cash flows from financing activities:
Proceeds from borrowings	—	37,000
Proceeds from exercise of stock options	218	852

Net cash provided by financing activities	218	37,852

Decrease in cash and cash equivalents	(9,385)	(6,868)
Cash and cash equivalents, beginning of year	32,543	14,061

Cash and cash equivalents, end of period	$23,158	$7,193

Contact: Robert M. Snell, Vice President,

Chief Financial Officer and Secretary

(713) 759-1770

Spinnaker Exploration Company Summarizes First Quarter Operations

HOUSTON, April 29/PRNewswire/ — Spinnaker Exploration Company (NYSE: SKE) today provided a summary of its operating activities since February 12, 2003. The Company also provided production estimates for the second quarter and full-year 2003 and an update of its recent and anticipated activities.

PRODUCTION

Production for the first quarter totaled 13.7 billion cubic feet of gas equivalent (Bcfge), including approximately 11.6 Bcf and 352,000 barrels of oil (BO). Production was up 40% from levels of one year ago and was down 16% from the fourth quarter of 2002. Production for the quarter exceeded the Company’s expectations. Current production is approximately 140 million cubic feet of gas equivalent per day (MMcfged).

Per unit lease operating expense (LOE) inclusive of severance tax and workover expense was $0.40 per thousand cubic feet of gas equivalent (Mcfe). LOE was up from the $0.36 per Mcfe level experienced in the fourth quarter of 2002 due in part to the addition of compression facilities at two locations and was in line with the Company’s expectation for the quarter.

EXPLORATION

Since February 12, 2003, Spinnaker has participated in four successful wells in five attempts.

Well	Working Interest (WI)	Net Revenue Interest (NRI)	Operator
Galveston 352 #2	33%	28%	Westport
Green Canyon 338 #7	25%	25%*	Murphy
Mississippi Canyon 496 #1 ST	35%	30%	Ocean
Undisclosed	25%	18%	Undisclosed (Shelf)

* Subject to terms of Royalty Relief

The Company’s unsuccessful exploratory attempt was located at Atwater Valley 70 on the Golden Eye prospect. The Company held a 30% interest in the well and prospect. The Company expended no incremental cash in drilling the well by virtue of a reimbursement of sunk costs and the provision of a drilling carry by an industry partner.

Spinnaker has participated in 77 successful wells in 128 attempts since inception

(60% gross/60% net).

CURRENT ACTIVITY

The Company has seven rig operations in progress. Five of the operations are exploratory in nature and two involve completion activity. Four current operations are located on the shelf (three exploratory/one completion) and three are located in deep water (two exploratory/one completion). The Company anticipates adding three to four operated drilling rigs to its shelf effort in the near future.

DEVELOPMENT ACTIVITY

Drilling, completion, evaluation, design and/or construction are ongoing in nine field developments. Five are located in deep water and four are located on the shelf.

Front Runner/Front Runner South/Quatrain (Green Canyon 338/339/382)

The GC 338 #7 has been drilled to a total depth of 23,214 feet. The well encountered productive interval in the FR 44, 45, 46 and 47 sands and met the Company’s expectations. The drilling of the GC 338 #8 has commenced. The GC 338 #8 will be the last exploitation/exploration well to be drilled from the Front Runner Spar site. Following the completion of that drilling operation, the rig will be released.

The Front Runner Spar project is now 58% complete and first production is anticipated by mid-year 2004. The Spar and related facilities are designed to accommodate production rates of approximately 80,000 barrels of oil equivalent per day (BOEPD).

Spinnaker holds a 25% WI in the Front Runner Field complex and in approximately 100,000 acres adjacent to the discoveries. The Company and its partners own a number of prospects in the area. One of those exploratory prospects, located in Green Canyon Block 380 (Cool Papa), is currently drilling.

Zia Field (Mississippi Canyon 496)

The MC 496 #1 ST has been drilled to a location considered optimal for production of the field. The well encountered excellent pay thicknesses and rock properties. Approximately 150 feet of true vertical depth (TVD) pay was encountered in the two targeted reservoirs. The well was drilled to a depth of 15,690 feet and is situated in approximately 1,600 feet of water.

The subsea project is progressing on schedule. Flowline and termination skid installation is now proceeding. Following that work, the well will be completed for production. Production ramp-up is scheduled to commence early in the third quarter. Production rates of 7,500 – 9,000 BOEPD are anticipated. Ramp-up will require two to three weeks. Spinnaker owns a 35% WI and 30% NRI in the Zia field.

Goose Project (Mississippi Canyon 751)

Flow assurance evaluation is proceeding for various oil samples that were collected from the Goose discovery well and sidetrack. Although additional work is required, initial indications are encouraging. Should development proceed, it appears that pipe-in-pipe flowline design should not be required, which would reduce project cost considerably.

Spinnaker owns a 100% WI in the Goose discovery.

High Island 206

The High Island 206 discovery has commenced production at a rate of approximately 20 MMcfged. Spinnaker holds a 34% WI and 26% NRI in the discovery and is the operator of the field. Additional drilling in the field is possible during 2003.

Grasshopper Field (Grand Isle 52)

The Grasshopper field is currently producing approximately 8,000 BOEPD from two wells. The operator anticipates that additional drilling on the prospect will commence during the third quarter. The drilling program could include two wells should the next attempt prove successful. Both wells would be drilled from the existing platform. Spinnaker owns a 50% WI in the Grasshopper project.

Galveston 352 #2

The Galveston 352 #2 is currently being completed as a new fault block discovery related to the GI 352 Field. The well was drilled from a remote location and will require a separate minimal structure. The well should commence production during the fourth quarter of 2003. Spinnaker owns a 33% WI in the well and field.

OCS SALE #185

As previously reported via press release on March 19, 2003, Spinnaker placed the Apparent High Bid (AHB) on fifteen blocks in the Gulf of Mexico. The blocks cover approximately 77,000 gross (69,000 net) acres. Five of those AHB’s have now been awarded. The MMS may require up to 90 days to issue leases on acceptable bids from the sale.

FUTURE OUTLOOK

The Company expects to produce approximately 11.1 Bcfge during the second quarter of 2003. Detailed guidance parameters for the second quarter and full year 2003 follows.

	Actual Q1 2003	Guidance Q2 2003	Guidance Year 2003
Income Statement Parameters:
Avg Daily Production (MMcfe/d)	152	122	137–156
% Gas	85%	85%	82%

Avg Daily Hedged Gas Volumes (Bbtu/d) – Swaps	60.0	60.0	55.8
Avg Price	$3.71	$3.78	$3.71

Avg Daily Hedged Gas Volumes (Bbtu/d) – Collars	15.0	15.0	15.0
Avg Ceiling Price	$5.21	$5.21	$5.21
Avg Floor Price	$3.25	$3.25	$3.25

Avg LOE, Workover & Severance Taxes / Mcfe	$0.40	$0.45	$0.42
Avg DD&A / Mcfe	$2.40	$2.40	$2.30

G&A (in millions)	$3.0	$3.1	$12.5
Net Interest Expense (in millions)	$0.1	$0.3	$1.5
Accretion Expense (in millions)	$0.5	$0.6	$2.5

Avg Cash Income Tax Rate	0%	1%	1%
Avg Accrual Income Tax Rate	36%	36%	36%

Weighted Average Shares Outstanding—Diluted (in millions)	33.7	34.0	34.2

Spending Parameters:
Shelf Wells Drilled:
Gross Wells	1	7	20
Net Wells	0.3	4.3	12.1

Deepwater Wells Drilled:

Gross Wells	3	4	11
Net Wells	1.6	1.1	4.0

Total Wells Drilled:
Gross Wells	4	11	31
Net Wells	1.9	5.4	16.1

Capital Expenditures (in millions):(1)	$55	$96	$260
Exploration	$18	$50	$135
Development	$37	$46	$125

(1)	Excludes non-cash asset retirement costs of $22 million.

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of natural gas and oil in the U.S. Gulf of Mexico.

Certain statements in this press release are forward-looking and are based upon Spinnaker’s current belief as to the outcome and timing of future events that are subject to numerous uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for natural gas and oil, operating risks and other risk factors as described in Spinnaker’s Annual Report on Form 10-K for the year ended December 31, 2002 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Spinnaker’s actual results and plans could differ materially from those expressed in the forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and Spinnaker undertakes no obligation to update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

By:	/s/ JEFFREY C. ZARUBA

Name: Jeffrey C. Zaruba Title: Vice President, Treasurer and Assistant Secretary

Date: May 1, 2003